As filed with the Securities and Exchange Commission on December 11,
1995.
                                      Registration No. 33-64515





                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933



                            OSHMAN'S SPORTING GOODS, INC.
             (Exact name of Registrant as specified in its charter)

DELAWARE                     2302 Maxwell Lane                  74-1031691
(State or other jurisdiction Houston, Texas 77023          (I.R.S. Employer
of incorporation or organization)Houston, Texas 77023      Identification No.
                      (Address of principal executive offices)
                                 (Zip Code)


                              OSHMAN'S SPORTING GOODS, INC.
                                   1994 OMNIBUS PLAN
                                (Full title of the plan)

                                     R. L. BOCKART
                                   2302 Maxwell Lane
                                 Houston, Texas  77023
                           (Name and address of agent for service)

                                      (713) 928-3171
                    (Telephone number, including area code, of agent for
                                          service)


                                         Copy to:
                                     Diana M. Hudson
                          Mayor, Day, Caldwell & Keeton, L.L.P.
                                1900 NationsBank Center
                                      700 Louisiana
                                  Houston, Texas  77002
                                      (713) 225-7100

   This amendment is being filed solely to include required exhibits mistakenly omitted from the original EDGAR transmission of November 22, 1995.

                     INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Exhibits.

       Exhibit No.  Description

       4.1 Certificate of Incorporation of Oshman's Sporting Goods, Inc., as amended to date. (Filed as Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended January 31, 1987 and incorporated herein by reference.)

       4.2 Bylaws of Oshman's Sporting Goods, Inc., as amended to date. (Filed as Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended January 31, 1987 and incorporated herein by reference.)

       4.3 Oshman's Sporting Goods, Inc. 1994 Omnibus Plan, (filed as Exhibit 10.13 to the Company's Form 10-K for the fiscal year ended January 28, 1995 and incorporated herein by reference.)

       4.3(a) First Amendment to the Oshman's Sporting Goods, Inc. 1994 Omnibus Plan (filed as Exhibit 10 to the Company's Form 10-Q for the fiscal quarter ended July 29, 1995 and incorporated herein by reference.)

       5            Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

       23.1         Consent of Grant Thornton.

       23.2         Consent of Mayor, Day, Caldwell & Keeton, L.L.P.
                    (included in Exhibit 5).

       24 Powers of Attorney (included on page 6 of this Registration Statement).


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe, that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of December, 1995.

                          OSHMAN'S SPORTING GOODS, INC.


                          By/s/ Alvin N. Lubetkin
                                Alvin N. Lubetkin
                                Vice President of the Board of Directors
                                and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                           Title                          Date

           *         Chairman of the Board of Directors   December 11, 1995
Marilyn Oshman

/s/ Alvin N. Lubetkin Vice Chairman of the Board of Directors, December 11,
Alvin N. Lubetkin     Chief Executive Officer (Principal       1995
                      Executive Officer) and Director

           *          President, Chief Operating Officer   December 11,
William N. Anderson   and Director                         1995


           *          Director                             December 11,
Marvin Aronowitz                                           1995

           *          Director                             December 11,
Fred M. Gerson                                             1995

           *          Director                             December 11,
Morrie K. Abramson                                         1995

           *          Director                             December 11,
Dolph B. H. Simon                                          1995

*/s/ Alvin N. Lubetkin Director                            December 11,
Alvin N. Lubetkin,                                         1995
Attorney-in-Fact